                                                                     EXHIBIT 4.3


                               ESCROW AGREEMENT

        This Escrow Agreement ("Agreement") is made and entered into this 28th day of November, 1997, by and among P-Com, Inc., a Delaware corporation ("P-Com"), P-COM Services (UK) Limited, an English company and wholly-owned subsidiary of P-Com ("Sub"), R T Masts Limited, an English company ("RTM"), the securityholders of RTM as represented by Mark Perkins and George Roberts (collectively, "Escrow Committee") and Brobeck, Phleger & Harrison LLP ("Escrow Agent"). Terms not defined herein shall have the meaning set forth in the Purchase Agreement (as defined below).

                                  WITNESSETH

        WHEREAS, P-Com, RTM, the securityholders of RTM (individually, a "Securityholder" and, collectively, the "Securityholders) and Sub have entered into a Share Purchase Agreement, dated as of October 14, 1997 (collectively, with all amendments, schedules, exhibits and certificates referred to therein, the "Purchase Agreement") and

        WHEREAS, pursuant to the Purchase Agreement, an escrow (the "Escrow") shall be established to compensate P-Com and parent or subsidiary companies for Damages which each may incur by reason of an inaccuracy in, breach or nonfulfillment of, or noncompliance with representations, warranties, covenants or agreements of RTM and its Securityholders contained in the Purchase Agreement; and

        WHEREAS, the Escrow Committee has been constituted as agent for and on behalf of the Securityholders to undertake certain obligations herein; and

        WHEREAS, the Purchase Agreement provides for an escrow of shares of P-Com Common Stock issued in connection with the purchase of the Shares, such escrow to be held by the Escrow Agent; and

        WHEREAS, the parties hereto desire to set forth further terms and conditions in addition to those set forth in the Purchase Agreement relating to the operation of the Escrow.

        NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants contained in the Purchase Agreement and herein, and intending to be legally bound, hereby agree as follows:

        1.  Escrow  Pursuant to the Purchase Agreement, P-Com shall deposit in
            ------
escrow with the Escrow Agent at the Time of the Closing the stock certificate or certificates representing (Pounds) 900,000 of P-Com Common Stock as determined by performing the calculations referred to in Section 2.2 of the Purchase Agreement for calculating the number of Purchase Shares (the "Escrow Shares") which shall be registered in the name of the Escrow Agent as nominee for the beneficial owners of such shares. Concurrently therewith, the Escrow Committee shall execute a stock power with respect to the Escrow Shares, which stock power shall be delivered to the Escrow Agent and attached to the certificate(s) representing the Escrow Shares. The Escrow Shares shall be held and distributed by the Escrow Agent in accordance with the terms and conditions of the Purchase Agreement and this Agreement. The number of Escrow Shares beneficially owned by each Securityholder is set forth in Exhibit A attached hereto.

        2.  Escrow Period  The Escrow shall terminate with respect to the Escrow
            -------------
Shares upon the earlier of the date of filing of the Form 10K for the 12 months ending December 31, 1997 or March 31, 1998.

        3.  Application of Escrow Shares to Claims
            --------------------------------------

            (a) If P-Com or any of its parent or subsidiaries (other than the Securityholders) shall have any claim giving rise to Damages against RTM or the Securityholders pursuant to Article VII of the Purchase Agreement, P-Com shall promptly give written notice thereof to each member of the Escrow Committee, including in such notice a brief description of the facts upon which such claim is based and the amount of Damages, with a duplicate copy delivered to the Escrow Agent. If the Escrow Committee agrees to such claim, as soon as practicable after the expiration of the fifteen (15) business day notice period set forth in Section 3(b) below, the Escrow Agent shall deliver out of the Escrow to P-Com the lesser of (a) the number of the Escrow Shares (in whole shares) in the Escrow that have an aggregate market value (determined as provided in the Purchase Agreement) most nearly equal to such Damages or claims for Damages thus to be satisfied, or (b) all of the Escrow Shares in the Escrow.

            (b) If the Escrow Committee agrees to the validity of any claim for Damages, it shall give written notice to P-Com within fifteen (15) business days following receipt of P-Com's notice of claim, with a duplicate copy to the Escrow Agent, advising P-Com that it consents to the delivery of Escrow Shares out of Escrow to P-Com for application to such claims. Otherwise, the Escrow Agent shall hold the Escrow Shares in Escrow until the rights of P-Com and the Securityholders with respect thereto have been agreed upon among the Escrow Committee and P-Com or until such rights are finally determined in accordance with Section 3(c) hereof. The Escrow Agent may rely on any memorandum of P-Com and all members of the Escrow Committee or any determination by the third party or the courts referred to in Section 3(c)(i) hereof. In any such resolution to determine the Escrow Shares to be delivered out of Escrow, the Escrow Agent shall as soon as practicable following receipt of a copy of such determination, deliver out of Escrow the Escrow Shares from the Escrow in accordance with the terms thereof.

            (c) In case the Escrow Committee shall not so agree in writing to any claim or claims by P-Com, P-Com shall have twenty-five days to respond in a written statement to the objection of the Escrow Committee. If the Escrow Committee and P-Com should agree after such time, a memorandum setting forth such agreement shall be prepared and signed by P-Com and by both members of the Escrow Committee and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Escrow Shares from the Escrow in accordance with the terms thereof. If after such twenty-five (25) day period there remains a dispute as to any claims, the members of the Escrow Committee shall either (i) mutually agree upon a third party (the "Third Party") to resolve the issue, or (ii) the matter shall be resolved by the High Courts of England and Wales. Through the Escrow or otherwise, the Third Party may apportion among the parties the expenses of the parties, including without limitation, attorneys' fees and costs, his own fees and the expenses incurred by the other party.

            (d) In the event P-Com becomes aware of a third party claim which P-Com reasonably believes may result in a demand against the Escrow, P-Com shall notify the Escrow Committee of such claim, and the Securityholders who have Escrow Shares deposited in Escrow shall be entitled, at their own expense, to participate in any defense of such claim. P-Com shall have the right in its sole discretion to control the defense, settlement, compromise or other disposition of any such claim on behalf of and for the account and risk of the Securityholders, and the Escrow Committee shall cooperate with P-Com in any such defense, including, without limitation, by revealing all information pertinent thereto within their control other than attorney-client privileged communications. The costs of defense of any third party action or claim or any settlement or compromise thereof shall be paid from the Escrow Shares. P-Com shall have no obligation to obtain the consent of the Escrow Committee to any good faith settlement or disposition of any claim under this Section 3(d) provided, however, that the Securityholders shall retain the power and authority to object to the amount of any withdrawal by P-Com against the Escrow for indemnity with respect to such settlement or disposition or costs, which objection shall be resolved in accordance with the provisions of Section 3(c) hereof.

            (e) If within three months of the end of the period of twenty-five
(25) days referred to in Section 3(c) hereof the matter has neither been referred to the Third Party nor a writ been issued from the High Courts of England and Wales and served on the Securityholders then the claim by P-Com (or its parent or subsidiaries) shall be deemed to have been waived and decided in favour of the Securityholders.

        4.  Escrow Committee
            ----------------

        (a) Upon consummation of the Purchase Agreement and in consideration of the issuance of the Escrow Shares, each Securityholder shall be deemed to have irrevocably appointed the Escrow Committee as their attorneys in fact to give and receive notices and communications, to authorize delivery to P-Com of the Escrow Shares or other property from the Escrow in satisfaction of claims by P-Com, to object to such deliveries, to agree to negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of the Third Party with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Escrow Committee for the accomplishment of the foregoing. No further documentation shall be required to evidence such appointment, and such power of attorney shall be coupled with an interest, thereby confirming such appointment as irrevocable. Notices or communications to or from the Escrow Committee shall constitute notice to or from each Securityholder. A decision, act, consent or instruction of the Escrow Committee shall constitute a decision of all Securityholders for whom shares of P-Com Common Stock otherwise issuable to them are deposited in the Escrow and shall be final, binding and conclusive upon each such Securityholder, and the Escrow Agent and P-Com may rely upon any decision, act, consent or instruction of the Escrow Committee as being the decision or instruction of each and every such Securityholder. The Escrow Agent and P-Com are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Escrow Committee. The Escrow Committee shall be empowered to act by unanimous vote with respect to all matters arising under this Agreement during the term of this Agreement. No bond shall be required of the Escrow Committee and members of the Escrow Committee shall receive no compensation for their services.

        (b) The Escrow Committee shall not be liable to anyone whatsoever by reason of any error of judgment or for any act done or step taken or omitted by them in good faith or for any mistake of fact or law for anything which he may do or refrain from doing in connection therewith unless caused by or arising out of his own gross negligence or willful misconduct, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Securityholders and P-Com shall, jointly and severally, indemnify and hold the Escrow Committee, and each member thereof, harmless from any and all liability and expense (including, without limitation, attorney fees) which may arise out of any action taken or omitted by him as an Escrow Committee member in accordance with this Agreement, as the same may be amended, modified or supplemented, except such liability and expense as may result from the gross negligence or willful misconduct of the Escrow Committee.

        (c) The Escrow Committee may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Committee shall not be liable for other parties' forgeries, fraud or false personalities.

        (d) The Escrow Committee is hereby authorized and directed to disregard any and all notices and warnings that may be given by any person, firm or corporation except the final order, judgment or decree of any court made, filed, entered or issued, whether with or without jurisdiction, from which no further appeal may be taken and the Escrow Committee is hereby authorized to comply with and obey any and all such final orders, judgments and decrees of any court made, filed, entered or issued, whether with or without jurisdiction. If the Escrow Committee shall comply with or obey any such order, judgment, or decree of any court, the Escrow Committee shall not be liable to any of parties hereto, or to any other person, firm, association or corporation, by reason of any such compliance or obedience even if such order, judgment or decree may be subsequently revised, modified, annulled, set aside or vacated.

            (e) If a former RTM Securityholder on the Escrow Committee, or his replacement hereunder, shall die, become disabled or otherwise be unable to fulfil his responsibilities hereunder, the remaining member or members of the Escrow Committee shall select a replacement member or members from among those persons who are affiliated with, or were themselves, significant Securityholders of RTM prior to the purchase of the Shares. If the P-Com member of the Escrow Committee, or his replacement hereunder, shall die, become disabled, resign or otherwise be unable to fulfil his or her responsibilities hereunder, P-Com shall choose a replacement.

            (f) The Escrow Committee shall have reasonable access to information about RTM and the reasonable assistance of RTM's officers and employees for purposes of performing its duties and exercising its rights hereunder, provided that the Escrow Committee shall treat confidentially and not disclose any nonpublic information from or about RTM to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

        5.  Duties of Escrow Agent  The Escrow Agent shall be entitled to such
            ----------------------
rights and shall perform such duties of the escrow agent as set forth herein and in Article VII of the Purchase Agreement, including but not limited to the following (collectively, the "Duties"):

            (a) The Escrow Agent shall hold and safeguard the Escrow Shares during the Escrow Period, shall treat such Escrow as a trust fund in accordance with the terms of this Agreement and the Purchase Agreement and not as the property of P-Com or itself, and shall hold and dispose of the Escrow Shares only in accordance with the terms of this Agreement and the Purchase Agreement.

            (b) The Escrow Shares shall be voted by the Escrow Agent in accordance with the instructions received by the Escrow Agent from the beneficial owners of such shares.

            (c) Promptly following the termination of the Escrow Period as set forth in Section 2 hereof, the Escrow Agent shall deliver to the Securityholders the remaining number of Escrow Shares in the Escrow in excess of any amount of such Escrow Shares or other property sufficient, in the sole judgment of P-Com, subject to the objection of the Escrow Committee and the subsequent resolution of the matter in the manner provided in Section 3(c) above, to satisfy any unsatisfied claims for Damages specified in any P-Com notice theretofore delivered to the Escrow Committee and Escrow Agent prior to the termination of the Escrow Period with respect to facts and circumstances existing prior to the expiration of the Escrow Period, and to pay expenses as provided in this Agreement. As soon as all such claims have been finally resolved, the Escrow Agent shall deliver to the Securityholders any and all of the Escrow Shares and other property remaining in the Escrow and not required to satisfy such claims and expenses. Each Securityholder shall receive that number of Escrow Shares which bears the same relationship to the total number of Escrow Shares in the Escrow and available for distribution as the number of Escrow Shares set forth opposite the name of each such Securityholder on Annex A hereto bears to the total number of Escrow Shares on Annex A, as calculated by the Escrow Agent.

        6. Distribution  Any cash dividends, dividends payable in securities or
           ------------
other distributions of any kind (but excluding any shares of P-Com capital stock received upon a stock split) shall be distributed by the Escrow Agent to the beneficial holder of the Escrow Shares to which such distribution relates. Any shares of P-Com capital stock received by the Escrow Agent upon a stock split made in respect of any securities in the Escrow shall be added to the Escrow and become a part thereof. Any provision hereof or in the Purchase Agreement shall be adjusted to appropriately reflect any stock split or reverse stock split.

        5. Ownership  The Securityholders shall have all indicia of ownership of
           ---------
the Escrow shares while they are held in Escrow, including, without limitation, the right to vote the Escrow Shares and the obligations to pay all taxes, assessments and charges with respect thereto, but excluding the right to sell, transfer, pledge or hypothecate or otherwise dispose of any Escrow Shares provided that any distribution on or with respect to the Escrow Shares and any other shares or securities into which such Escrow Shares may be changed or for which they may be exchanged pursuant to corporate action of P-Com affecting holders of P-Com Common Stock generally shall be delivered to and held by the Escrow Agent in Escrow and shall be subject to the provisions herein and Article VII of the Purchase Agreement. Except as contemplated hereunder, no Escrow Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, other than by will or by the laws of descent or distribution in the event of the death of a Securityholder, by a Securityholder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of such Securityholder prior to the delivery to the Securityholder of the Escrow Shares by the Escrow Agent.

        8. Exculpatory Provisions of the Escrow Agent
           ------------------------------------------

           (a) The Escrow Agent shall be obligated only for the performance of such Duties as are specifically set forth herein and in the Purchase Agreement and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for other parties' forgeries, frauds or false personations. The Escrow shall not be liable for any act done or omitted hereunder as escrow agent except for gross negligence or willful misconduct. The Escrow Agent shall, in no case or event, be liable for any representations or warranties of P-Com, Sub, RTM or the Securityholders. Any act done or omitted pursuant to advice or opinion of counsel (other than the Escrow Agent) shall be conclusive evidence of the good faith of the Escrow Agent.

               (b) The Escrow Agent is hereby authorized and directed to disregard any and all notices and warnings that may be given by any person, firm or corporation except the final order, judgement or decree of any court made, filed entered or issued, whether with or without jurisdiction, from which no further appeal may be taken and the Escrow Agent is hereby authorized to comply with and obey any and all such final orders, judgments and decrees of any court made, filed, entered or issued, whether with or without jurisdiction. If the Escrow Agent shall comply with or obey any such order, judgement or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto, or to any other person, firm, association or corporation, by reason of any such compliance or obedience even if any such order even if any such order, judgment or decree may be subsequently revised, modified, annulled set aside or vacated.


               (c) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Purchase Agreement or any documents or papers deposited or called for thereunder.

               (d) The Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations with respect to the Purchase Agreement or any documents deposited with the Escrow Agent.

        9.      Resignation and Removal of the Escrow Agent The Escrow Agent may
                -------------------------------------------
resign as Escrow Agent at any time with or without cause by giving at least thirty (30) days' prior written notice to each of P-Com and the Escrow Committee, such resignations to be effective thirty (30) days following the date such notice is given. In addition, P-Com and the Escrow Committee may jointly remove the Escrow Agent as escrow agent at any time with or without cause, by an instrument (which may be executed in counterparts) given to the Escrow Agent, which instrument shall designate the effective date of such removal. In the event of such resignation or removal, a successor escrow agent shall be appointed by the Escrow Committee, with the approval of P-Com, which approval shall not be unreasonably withheld. Any such successor escrow agent shall deliver to P-Com and the Escrow Committee a written instrument accepting such appointment, and thereupon it shall succeed to all the rights and duties of the escrow agent hereunder and shall be entitled to receive the assets in the Escrow.

        10.     Further Instruments If the Escrow Agent reasonably requires
                -------------------
other or further instruments in connection with performance of the Duties, the necessary parties hereto shall join in furnishing such instruments.

        11.     Disputes It is understood and agreed that should any dispute
                --------
arise with respect to the delivery and/or ownership or right of possession of the securities held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed to act in accordance with, and in reliance upon, the terms hereof and of Article VII of the Purchase Agreement. The Escrow Agent may hold all documents and funds and may wait for settlement of any dispute by final appropriate proceedings. Furthermore, the Escrow Agent may in its reasonable judgment, file an action of interpleader requiring the parties hereto to answer and litigate any claims and right among themselves, in which case, the Escrow Agent is authorized to deposit with the clerk of the court all documents and funds held in Escrow, except all costs, expenses, charges and reasonable attorneys' fees incurred by the Escrow Agent due to the interpleader action. Upon initiating such interpleader action, the Escrow Agent shall be fully released and discharged of and from all obligations of this Agreement. In the event that the terms of this Agreement conflict in any way with the provisions of the Purchase Agreement, the Purchase Agreement shall control.

        12.  Indemnification  Through the Escrow or otherwise, in consideration
             ---------------
of the Escrow Agent's acceptance of this appointment and, if applicable, the Third Party's appointment pursuant to Section 3(c), the other parties hereto, jointly and severally, agree to indemnify and hold the Escrow Agent and, if applicable, the Third Party, harmless as to any liability incurred by it to any person, firm or corporation by reason of its having accepted such appointment or in carrying out the terms hereof and the Purchase Agreement, and to reimburse the Escrow Agent and, if applicable, the Third Party, for all its reasonable costs and expenses, including, among other things, counsel fees and expenses, incurred by reason of any matter as to which an indemnity is paid, provided, however, that no indemnity need be paid in case of the Escrow Agent's and, if applicable, the Third Party's gross negligence, willful misconduct or breach of this Agreement; and provided, further, that any liability of the Escrow Agent shall be limited to and paid out of the Escrow Shares.

        13.  General
             -------

             (a) Any notice given hereunder shall be in writing and shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of telex or facsimile transmission, on the date on which the sender receives confirmation by telex or facsimile transmission that such notice was received by the addressee, provided that a copy of such transmission is additionally sent by mail as set forth in (iv) below; (iii) in the case of overnight air courier, on the second business day following the day sent, with receipt confirmed by the courier; and (iv) in the case of mailing by first class certified or registered mail, postage prepaid, return receipt requested, on the fifth business day following such mailing as follows:

        To P-Com:

             P-Com, Inc.
             3175 S. Winchester Boulevard
             Campbell, CA 95008
             Attention: President

              Facsimile:  (408) 866-3678

      With a copy to:

              Brobeck, Phleger & Harrison LLP
              Two Embarcadero Place
              2200 Geng Road
              Palo Alto, CA 94303
              Attention: Warren T Lazarow, Esq
              Facsmimile: (415) 396-2733

      To RTM:

              W R Perkins
              c/o Coopers & Lybrand
              Central Business Exchange
              Midsummer Boulevard
              Central Milton Keynes MK9 2DF
              United Kingdom
              Telecopy No: 011 44 1908 353100

      With a copy to:

              Howes Percival
              252 Upper Third Street
              Grafton Gate East
              Central Milton Keynes MK9 1DZ
              Attention: Brandon W Ransley, Esq
              Telecopy No: 011 44 1908 692447

      To the Escrow Committee:

              P-Com, Inc.
              c/o George Roberts
              3175 S Winchester Boulevard
              Campbell, CA 95008
              Attention: Escrow Committee for Control
               Resources Corporation
              Facsimile: (408) 866-3655

      With a copy to:

              Brobeck, Phleger & Harrison LLP
              Two Embarcadero Place
              2200 Geng Road

              Palo Alto, CA 94303
              Attention: Warren T Lazarow, Esq
              Facsimile: (415) 396-2733

              W R Perkins
              c/o Coopers & Lybrand
              Central Business Exchange
              Midsummer Boulevard
              Central Milton Keynes MK9 2DF
              United Kingdom
              Telecopy No: 011 44 1908 353100

      With a copy to:

              Howes Percival
              252 Upper Third Street
              Grafton Gate East
              Central Milton Keynes MK9 1DZ
              Attention: Brandon W Ransley, Esq
              Telecopy No: 011 44 1908 692447

      To the Escrow Agent:

              Brobeck, Phleger & Harrison LLP
              Two Embarcadero Place
              2200 Geng Road
              Palo Alto, CA 94303
              Attention: Warren T Lazarow, Esq
              Facsimile: (415) 396-2733


      or to such other address as any party may have furnished in writing to the other parties in the manner provided above.

             (b) This Agreement may be altered, amended, modified or revoked only by a writing signed by all the parties hereto.

             (c) This Escrow Agreement may be executed in any number of counterparts, each of which when so executed shall constitute an original copy hereof, but all of which together shall constitute one agreement.

             (d) No party may, without the prior express written consent of each other party, assign this Escrow Agreement in whole or in part. This Escrow Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

        (e) This Escrow Agreement shall be governed by and construed in accordance with the laws of England and Wales as applied to contracts made and to be performed entirely within England and Wales.

        (f) The terms, conditions, covenants and provisions of the Purchase Agreement are incorporated by reference herein as specifically set forth herein.

        (g) The rights of the parties hereunder are cumulative and are not exclusive of any other rights each party may have under the Purchase Agreement or otherwise.

    IN WITNESS WHEREOF, each of the parties hereto have executed this Agreement as of the date first written above.

                                             P-Com, Inc.

                                             By: _______________________________

                                             Title: ____________________________


                                             P-COM Services (UK) Limited

                                             By: _______________________________

                                             Title: ____________________________


                                             R T Masts Limited

                                             By: _______________________________

                                             Title: ____________________________


                                             Escrow Committee

                                             ___________________________________
                                             Mark Perkins

                                             ___________________________________
                                             George Roberts

                                             Brobeck, Phleger & Harrison LLP
                                             as Escrow Agent

                                             ___________________________________

                                   EXHIBIT A

                Allocation of Escrow Shares by Securityholders

SHAREHOLDER                                                       NUMBER OF
                                                                  ESCROW SHARES